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                                                                    Exhibit 10.1

                            INTEG INCORPORATED, INC.
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("Agreement") is effective as of April __, 1998 by and between Integ Incorporated (the "Company"), a Minnesota corporation, and _____________________ (the "Employee"), a Minnesota resident.

         WHEREAS, the Employee is employed by the Company; and

         WHEREAS, and the parties wish to continue the Employee's employment by the Company subject to the terms and conditions herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the Company and the Employee hereby agree as follows:

ARTICLE 1.0     DEFINITIONS

         Capitalized terms used in this Agreement shall have their defined meaning throughout the Agreement. The following terms shall have the meanings set forth below, unless the context clearly requires otherwise.

         1.1 BOARD. "Board" shall mean the Board of Directors of the Company.

         1.2 DISABILITY. "Disability" shall mean any physical or mental condition which causes the Employee to fail to render services to the Company over a period of ninety (90) days during any one hundred eighty (180) day period. The existence or nonexistence of the Employee's Disability will be determined in good faith by the Board after notice in writing given to the Employee at least thirty (30) days prior to such determination. During such thirty (30) day period, the Employee shall be permitted to make a presentation to the Board for its consideration.

         1.3 GOOD REASON. "Good Reason" shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination of the Employee's employment by the Company for Good Cause (as defined in section 4.2 hereof), due to the Employee's Disability (as defined in section 1.2 hereof), or due to the Employee's death:

         (a) the assignment to the Employee of employment responsibilities which are not of reasonably comparable responsibility and status as the employment responsibilities held by the Employee on the Effective Date of this Agreement;

         (b)      an unreasonable reduction by the Company in the Employee's base salary as in effect on the Effective Date of this Agreement; or
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         (c)      the Company's requiring the Employee to be based at a location that is in excess of 50 miles from the location of the Employee's principal office on the Effective Date of this Agreement.

         1.4 EFFECTIVE DATE. "Effective Date" shall mean the date on page 1 hereof.

ARTICLE 2.0     EMPLOYMENT

         2.1 EMPLOYMENT. Upon the terms and conditions set forth herein, the Company hereby offers the Employee continuing employment, and the Employee accepts such continuing employment. Termination of this Agreement by either party or by mutual agreement of the parties under Article 4.0 shall also terminate the Employee's employment by the Company.

         2.2 DUTIES. The Employee will have the duties and responsibilities the Employee exercised prior to the date of this Agreement. The Employee agrees that the Employee will devote the Employee's full time, attention, knowledge, and skill exclusively to the loyal service of the Company and will use the Employee's best efforts to carry out all of the duties and responsibilities that are or may be assigned to the Employee.

ARTICLE 3.0     COMPENSATION AND BENEFITS

         3.1 BASE SALARY. The Company shall pay the Employee an annual base salary of $__________ per year, subject to adjustment from time to time in the sole discretion of the Company. Such base salary shall be paid in accordance with the Company's normal payroll practices and will be subject to any applicable income tax, Social Security and other applicable withholding.

         3.2 EMPLOYEE BENEFITS. The Employee shall be entitled to participate in the employee benefit plans of the Company to the extent that the Employee's position, title, tenure, salary, age, health, and other qualifications make the Employee eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and the Employee's participation in any such plan or program shall be subject to the provisions, rules, and regulations applicable thereto.

ARTICLE 4.0     TERMINATION

         4.1 TERMINATION. The Employee's employment under this Agreement shall commence upon the Effective Date and shall be terminable by either party for any reason or no reason upon a notice of thirty (30) days.

         4.2 TERMINATION BY THE COMPANY FOR GOOD CAUSE. Notwithstanding Section
4.1 above, the Company may terminate this Agreement without notice for Good Cause. For purposes of this Agreement, "Good Cause" shall mean:


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         (a)      Repeated failure by the Employee to fulfill any of the
                  Employee's duties, or the Employee's repeated failures or omissions to carry out lawful and reasonable orders which, in the reasonable judgment of the Company, are willful and deliberate and which are not cured within a reasonable period after the Employee's receipt of written notice thereof from the Company;

         (b) Any absence from the Employee's regular full-time employment in excess of two (2) weeks that is not due to a vacation, bona fide illness, Disability, death or other reason expressly authorized by the Company;

         (c) Any act or acts of personal dishonesty by the Employee intended to result in the personal enrichment of the Employee at the expense of the Company;

         (d) Any wilful and deliberate misconduct of the Employee that is materially and demonstrably injurious to the Company; or

         (e) Any criminal indictment, presentment, or conviction for a felony of the Employee, whether or not the Company is the victim of such offense.

         4.3 TERMINATION IN THE EVENT OF THE EMPLOYEE'S DEATH OR DISABILITY. Notwithstanding Section 4.1 above, the Employee's employment under this Agreement shall terminate in the event of the Employee's death or Disability. In such event, the Company shall pay to the Employee any amounts due to the Employee for salary through the termination date together with any other unpaid and pro rata amounts of accrued vacation pay, sick leave, and/or business expense reimbursements that may be due under the Company's policies. The Employee shall not be entitled to any additional compensation.

         4.4 TERMINATION BY MUTUAL AGREEMENT. Notwithstanding Section 4.1 above, the parties may terminate this Agreement at any time and upon any other terms or conditions by mutual written agreement.

         4.5 COMPENSATION UPON TERMINATION BY COMPANY. As the Employee's sole and exclusive compensation for the termination of the Employee's employment, other than due to death or Disability, the Company shall pay the Employee as follows:

         (a) If due to termination by the Company for Good Cause or by the Employee for other than Good Reason, within ten (10) days after the termination date, the Company shall pay the Employee any amounts due to the Employee for salary through the termination date together with any other unpaid and pro rata amounts of accrued vacation pay, sick leave, and/or business expense reimbursements that may be due under the Company's policies.

         (b) If due to termination by the Company for other than Good Cause, or by the Employee for Good Reason, the Company shall pay the Employee, as severance pay, the Employee's salary in effect on the termination date or the Effective Date of this Agreement, whichever is higher, for a term of twelve months from the

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                  termination date, subject to required tax withholding. Such severance pay shall be paid as salary continuation, in installments over the twelve-month period, in accordance with the Company's normal payroll practices. The Company shall also pay to the Employee for the calendar year in which termination of employment occurs a pro rata portion of any bonus to which the Employee would have been entitled had the Employee remained employed for the entire calendar year; such pro rata portion of such bonus shall be based upon the period of time the Employee actually worked during the calendar year in which termination of employment occurs.

         (c) The Company shall have no duty or obligation to employ the Employee following any termination by the Company for any reason whatsoever, with or without Good Cause, and the Employee shall have no duty or obligation whatsoever to find other employment during the term with respect to which compensation is required to be paid by the Company under
                  Section 4.5(b) above. However, if and to the extent that the Employee does have earned income related to new employment or other work, including consulting work, performed by the Employee after the first six months of such term, any payments made under Section 4.5(b) after the first six months of such term will be reduced by the amount of such earned income related to new employment or other work, including consulting work. The Employee shall promptly and fully disclose to the Company in writing the nature and amount of any such earned income related to new employment or other work for purposes of mitigation and reduction of the Company's obligations hereunder, and the Employee shall be liable to repay any amounts paid by the Company which should have been so mitigated and reduced but for the Employee's failure to make such disclosure.

         4.6 SURVIVAL. The provisions of Article 4.0 (relating to termination rights and the provision of compensation and benefits beyond the termination of this Agreement), the provisions of Article 6.0 (relating to improvements and inventions, confidential information, know-how and related matters), the provisions of 7.0 (relating to dispute resolution) the provisions of Article 8.0 (relating to miscellaneous terms and conditions), and applicable provisions of the Change in Control Agreement between the parties dated June 30, 1997, including the non-competition and non-solicitation covenants contained therein, shall survive the termination of this Agreement for any reason.

ARTICLE 5.0     CHANGE IN CONTROL

         5.1 CHANGE IN CONTROL AGREEMENT. This Agreement shall have no effect upon the Change in Control Agreement entered into between the parties on ____________, a copy of which is attached hereto as Exhibit 1, except to the extent that it modifies the Employee's at-will employment status. That Change in Control Agreement, including without limitation, the non-competition and non-solicitation provisions contained in Section 5 of that Agreement, shall continue in full force and effect. Nothing contained in this Agreement is intended to supplant, replace or supersede any provision of the Change in Control Agreement, including without limitation the non-competition and non-solicitation provisions contained in Section 5 of that

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Change in Control Agreement, and the Employee expressly acknowledges the
Employee's continuing obligations under those non-competition and non-solicitation provisions. Should a Change of Control occur, as defined in the Change in Control Agreement between the parties dated ____________, and the Employee becomes eligible for compensation under Section 4 of that Change in Control Agreement as a result of the termination of the Employee's employment, whether by the Employee or by the Company, this Agreement shall be null and void, and the Change in Control Agreement shall supersede and replace this Agreement in all respects.

ARTICLE 6.0     IMPROVEMENTS AND INVENTIONS, CONFIDENTIAL
                INFORMATION, TRADE SECRETS, KNOW-HOW, AND RELATED
                MATTERS

         6.1 AGREEMENT RELATING TO IMPROVEMENTS, CONFIDENTIAL INFORMATION, TRADE SECRETS, KNOW-HOW AND RELATED MATTERS. The Employee executed an agreement with the Company entitled "Integ Incorporated Agreement Relating to Improvements and Inventions, Confidential Information, Trade Secrets, Know-How and Related Matters" dated ____________, a copy of which is attached to the Change in Control Agreement as Exhibit A. The Integ Incorporated Agreement Relating to Improvements and Inventions, Confidential Information, Trade Secrets, Know-How and Related Matters is incorporated herein by reference. Nothing in this Agreement negates or supersedes the Integ Incorporated Agreement Relating to Improvements and Inventions, Confidential Information, Trade Secrets, Know-How, and Related Matters, and all provisions of said agreement which by their terms survive the termination of the Employee's employment with the Company continue in full force and effect and are not negated or otherwise affected by this Agreement.

ARTICLE 7.0     DISPUTE RESOLUTION

         7.1 SCOPE OF ARBITRATION AGREEMENT. Except as provided in Section 7.3, the provisions of this Article 7 shall apply to any dispute, claim or controversy arising out of or in connection with this Agreement or in connection with the Employee's employment, or termination thereof, including: any contract claims; any tort claims; and any federal or state statutory claims, including statutory discrimination claims.

         7.2 PROCEDURE FOR ARBITRATION. Any dispute, claim or controversy within the scope of Section 7.1 which has not been settled through negotiation within a period of thirty (30) days after the date on which either party shall first have notified the other party in writing of the existence of a dispute shall be settled by final and binding arbitration under the then-applicable Arbitration Rules of the American Arbitration Association ("AAA"). Any such arbitration shall be conducted by one (1) neutral arbitrator appointed by mutual agreement of the parties or, failing such agreement, in accordance with said Rules. Such arbitrator shall be an experienced attorney with a background in employment law. Any such arbitration shall be conducted in Minneapolis, Minnesota. An arbitral award may be enforced in any court of competent jurisdiction. Notwithstanding any contrary provision in the AAA Rules, the following additional procedures and rules shall apply to any such arbitration:


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         (a)      Each party shall have the right to request from the
                  arbitrator, and the arbitrator shall order upon good cause shown, reasonable and limited prehearing discovery, including:
                  (i) exchange of witness lists; (ii) depositions under oath of witnesses at a mutually convenient location; (iii) written interrogatories; and (iv) document requests.

         (b) Upon conclusion of the pre-hearing discovery, the arbitrator shall promptly hold a hearing upon the evidence to be adduced by the parties and shall promptly render a written opinion and award.

         (c) Each party shall bear its own costs and expenses of the arbitration, except that the Company shall pay the fees and costs of the arbitrator, subject to the power of the arbitrator, in his or her sole discretion, to award all reasonable costs, expenses and fees to the prevailing party.

         7.3 LITIGATION RIGHTS RESERVED. If any dispute arises with regard to the Employee's breach of the Integ Incorporated Agreement Relating to Improvements and Inventions, Confidential Information, Trade Secrets, Know-How and Related Matters, dated ____________, or with regard to the Employee's breach or threatened breach of the non-competition and non- solicitations contained in
Section 5 of the Change in Control Agreement between the parties dated __________, the Company may seek any available remedy at law or in equity from a court of competent jurisdiction.

ARTICLE 8.0     GENERAL PROVISIONS

         8.1 SUCCESSORS AND ASSIGNS. This Agreement constitutes a personal service agreement on the part of the Employee and the Employee's duties hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, but all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to the Employee hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors (by purchase, merger, consolidation or otherwise) and assigns of the Company.

         8.2 NOTICES. All notices, requests and demands required or permitted hereunder shall be in writing and be personally or courier delivered or mailed postage prepaid, registered or certified U.S. mail, to the other party at the address set forth on the last page of this Agreement. Either party may, by notice hereunder, designate a changed address. Any notice hereunder shall be deemed effectively given and received: (a) if personally or courier delivered, upon delivery; or (b) if mailed, on the third (3rd) day after deposit in the mail.


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         8.3 CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         8.4 GOVERNING LAW; CHOICE OF FORUM. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the substantive laws of the State of Minnesota (without regard to the conflict of laws rules or statutes of any jurisdiction), and, expressly subject to the dispute resolution mechanism in Article 7.0 above, any and every other legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate state or federal courts located in the State of Minnesota, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose, and each of the parties hereby waiving any right to transfer venue from such courts to a court located in any jurisdiction outside of the State of Minnesota.

         8.5 CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.6 WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

         8.7 MODIFICATION. This Agreement may not be modified or amended except by written instrument signed by the Employee and a member of the Board.

         8.8 ENTIRE AGREEMENT. This Agreement (including the attached Exhibit 1) constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior employment offers, discussions, requests, agreements or understandings of the parties hereto, and any and all such prior offers, discussions, requests, agreements or understandings are hereby rescinded by mutual agreement.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



_________________________          INTEG INCORPORATED
[Employee]

Address:                           By:     /s/ Frank A. Solomon
                                           -------------------------------------
                                   Title:  President and Chief Executive Officer

                                   Address:

                                   2800 Patton Road
                                   St. Paul, MN 55113






    [Exhibit 1 hereto was previously filed as Exhibit 10.14 to the Company's
             Registration Statement on Form S-1 (file No. 333-4352)]


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